UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01

Uranerz Energy Corporation announces the staking of an additional 123 claims in the Pumpkin Buttes mining district of the Powder River Basin, Wyoming. These new claims are all located in the Uranerz Powder River ISR Complex area. Ten of these claims are located in our North Nichols project area where drilling information indicated the presence of uranium mineralization. This property is in close proximity (approximately 3 miles) from the Nichols Ranch project which is currently being permitted for production, including a processing facility complete with drying and packaging circuits for finished yellowcake product.

Forty-four additional claims were staked in the vicinity of the East Nichols project covering reduction oxidation geochemical roll fronts which are commonly associated with uranium mineralization in this area. An additional sixty-nine claims were also staked in the Southern corner of our Powder River ISR Complex between our C-Line and Willow Creek projects. The staking of these claims was based on the projection of geochemical oxidation/reduction fronts between the two projects. This area is approximately 1 mile west of the of the Hank satellite uranium concentration project which is also being permitted at this time.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	News release dated July 19, 2007

End

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: July 19, 2007	By:	“Dennis L Higgs”
DENNIS L. HIGGS
CHAIRMAN